Exhibit 15.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of AirMedia Group Inc. on Form S-8 No.333-148352, No.333-164219, No.333-183448 and No.333-187442 and on Form F-3 No.333-161067 of our report dated October 17, 2018, with respect to our audits of the consolidated financial statements and related financial schedule of AirMedia Group Inc. as of December 31, 2017 and 2016, for the years ended December 31, 2017 and 2016 and our report dated October 17, 2018 with respect to our audit of the effectiveness of internal control over financial reporting of AirMedia Group Inc. as of December 31, 2017 appearing in the Annual Report on Form 20-F of AirMedia Group Inc. for the year ended December 31, 2017.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

New York, New York

October 17, 2018

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumbp.com